QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65049) pertaining to the Hardinge Inc. Savings Plan and registration statement (Form S-8 No. 333-103985) pertaining to the Hardinge Inc. 2002 Incentive Stock Plan of our report dated January 29, 2003, with respect to the consolidated financial statements of Hardinge Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Buffalo, New York
March 25, 2003

QuickLinks

  Exhibit 23
Consent of Independent Auditors